Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190766 and 333-168976 on Form S-1, Nos. 333-152969 and 333-204492 on Form S-3, and Nos. 333-58199, 333-35758, 333-75594, 333-115622, 333-135907, 333-161448, 333-166892, and 333-193926 on Form S-8 of Consumer Portfolio Services, Inc. of our report dated March 7, 2017 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

CROWE HORWATH LLP

Costa Mesa, California

March 7, 2017